Exhibit 99.1

FOR IMMEDIATE RELEASE

Tower International Initiates Quarterly Dividend

LIVONIA, Mich., October 16 , 2015 – The Board of Directors of Tower International, Inc. [NYSE: TOWR], a leading integrated global manufacturer of engineered automotive structural metal components and assemblies, today declared a regular quarterly cash dividend of $0.10 per share on the Company’s common stock, payable December 10, 2015 to shareholders of record on November 10, 2015.

“Initiating a regular dividend for our shareholders is another important milestone achievement for Tower, further demonstrating our confidence in the Company’s cash flow, earnings, and growth prospects,” said President and CEO Mark Malcolm.

Contact:

Derek Fiebig

Executive Director, Investor & External Relations

(248) 675-6457

fiebig.derek@towerinternational.com